UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2007

HOMELAND ENERGY SOLUTIONS, LLC
(Exact name of small business issuer as specified in its charter)

Iowa	333-135967	20-3919356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 W. Main Street, Riceville, IA	50466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 985-4025

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Master Loan Agreement with Home Federal Savings Bank.

The following disclosures are made in compliance with (i) Item 1.01 Entry into a Material Definitive Agreement; and (ii) Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant:

On November 30, 2007, we entered into a Master Loan Agreement with Home Federal Savings Bank (“Home Federal”) establishing a senior credit facility with Home Federal for the construction of a 100 million gallon per year natural gas powered dry mill ethanol plant. The Master Loan Agreement provides for (i) a construction loan in an amount not to exceed $94,000,000, (ii) a term revolving loan in an amount not to exceed $20,000,000, and (iii) a revolving line of credit loan in an amount not to exceed $6,000,000 (the foregoing collectively referred to as the “Loans”).

Construction Loan

Under the Master Loan Agreement and its first supplement, Home Federal agreed to lend us up to $94,000,000 for our project costs. We must pay interest on the Construction Loan at an interest rate equal to the LIBOR Rate plus 350 basis points. We will pay interest on the Construction Loan monthly in arrears on the first day of the month beginning following the date on which the first advance of funds is made on the Construction Loan, and continuing until the date of conversion as set forth below. On the date of conversion, the amount of the unpaid principal balance and any other amounts on the Construction Loan will be due and payable, except for the portion, if any, of the Construction Loan which is converted into a Term Loan and into a Term Revolving Loan. In the event that the amount of disbursements made pursuant to the Construction Loan exceed the amount of the maximum Term Loan to be made, including after conversion of those portions of the Construction Loan which are eligible for conversion into the Term Revolving Loan, we must immediately repay the amount of the Construction Loan that is not being converted into a Term Loan.

Conversion to Term Loan and Term Revolving Loan

Home Federal has agreed to convert up to $74,000,000 of the Construction Loan into a Term Loan 60 days after the earlier of May 1, 2009 or the date that a completion certificate stating that the project is completed and that the processing equipment and fixtures are fully operational, provided that all of the terms, conditions, warranties, representations, and covenants by us as set forth in the Master Loan Agreement and supplements thereto are satisfied. We will make monthly payments of accrued interest on the Term Loan from the date of conversion until seven months later. Beginning in the seventh month after conversion, we will make equal monthly principal payments in the amount of $616,666.67 plus accrued interest. All unpaid principal and accrued interest on the term loan that was so converted will be due on the fifth anniversary of such conversion. We will have the right to convert up to 50% of the term loan into a Fixed Rate Loan with the consent of Home Federal. The Fixed Rate Loan will bear interest at the five year LIBOR swap rate that is in effect on the date of conversion plus 325 basis points, or another rate mutually agreed upon by Homeland Energy and Home Federal. If we elect this fixed rate option, the interest rate will not be subject to any adjustments otherwise provided for in the Master Loan Agreement. The remaining converted portion will bear interest at a rate equal to the LIBOR Rate plus 325 basis points. If we fail to make a payment of principal or interest within 10 days of the due date, we will pay a late charge equal to 5% of the amount of the payment.

Under the terms of the Master Loan Agreement and the second supplement thereto, we agreed to the terms of a Term Revolving Loan, consisting of a conversion of a maximum amount of $20,000,000 of the Construction Loan into a Term Revolving Loan. Home Federal agreed to make one or more advances to us under the Term Revolving Loan during the period beginning on the Conversion Date, which is 60 days after the earlier of May 1, 2009 or the date that a Completion Certificate stating that the Project is completed and executed by the appropriate parties as specified in the Master Loan Agreement, and the Maturity Date, which is the fifth anniversary of the Conversion Date. Each advance made under the Revolving Term Loan must be in a minimum amount of $50,000, and advances may be used for our project costs and cash and inventory management. Interest on the Revolving Term Loan shall accrue at a rate equal to the LIBOR Rate plus 325 basis points. If we fail to make a payment of principal or interest within 10 days of the due date, we will pay a late charge equal to 5% of the amount of the payment. We will be required to make monthly payments of interest until the Maturity Date, which is the fifth anniversary of the Conversion Date, on which date the unpaid principal amount of the Revolving Term Loan will become due and payable.

As a condition precedent to the conversion of any portion of the Construction Loan into the Term Loan and Revolving Term Loan, we must have executed marketing agreements for all ethanol and distillers grains and provided Home Federal with collateral assignments of all such agreements. In addition, we must obtain Home Federal’s approval in the event we become aware of any change in the approved project costs that will increase our total cost in excess of $50,000. Home Federal has the right to order that work on the project be stopped and may withhold disbursements if construction departs from the approved plans and specifications or sound building practices.

Revolving Line of Credit Loan

Under the terms of the Master Loan Agreement and the third supplement thereto, we agreed to the terms of a Revolving Line of Credit Loan consisting of a maximum $6,000,000 revolving line of credit. The Revolving Line of Credit Loan will be not be available until all conditions precedent to the Revolving Line of Credit Loan are met, including the completion of the Project and either full repayment of the Construction Loan or its conversion into a Term Loan or Revolving Term Loan with Home Federal. The aggregate principal amount of the Revolving Line of Credit Loan may not exceed the lesser of $6,000,000 or our Borrowing Base. Our Borrowing Base means, at any time, the lesser of: (a) $6,000,000; or (b) the sum of (i) 75% of our eligible accounts receivable, plus (iii) 75% of our eligible inventory. In general, our eligible accounts receivable consist of all unpaid accounts 30 days or more after the date of invoice, net of any credits. Our eligible inventory generally consists of all inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials or materials used or consumed in our business. Interest on the Revolving Line of Credit Loan shall accrue at a rate equal to the LIBOR Rate plus 325 basis points. If we fail to make a payment of principal or interest within 10 days of the due date, we will pay a late charge equal to 5% of the amount of the payment. Each advance made under the Revolving Line of Credit must be in a minimum amount of $50,000, and advances may be used for our general corporate and operating purposes. We will be required to make monthly payments of accrued interest until the Revolving Line of Credit Loan expires, on which date the unpaid principal amount will become due and payable. The Revolving Line of Credit Loan expires 364 days after the conversion date, which is 60 days after the earlier of May 1, 2009 or the date that a Completion Certificate stating that the Project is completed and executed by the appropriate parties as specified in the Master Loan Agreement.

Security Interests and Mortgages

In connection with the Master Loan Agreement and all supplements thereto, we executed a mortgage in favor of Home Federal creating a senior lien on our real estate and plant and a security interest in all personal property located on our property. In addition, we assigned all rents and leases to our property in favor of Home Federal. As additional security for the performance of our obligations under the Master Loan Agreement and its supplements, we granted a security interest in our government permits for the construction of the project and all reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of the project. If we attempt to change any plans and specifications for the project from those that were approved by Home Federal that might adversely affect the value of Home Federal’s security interest and have a cost of $25,000 or greater, we must obtain Home Federal’s prior approval.

In addition, during the term of the loans, we will be subject to certain financial covenants including requirements regarding minimum working capital, minimum tangible net worth and maximum debt coverage ratios. Except for costs identified for use in construction of the project, we will be limited to annual capital expenditures of $1,500,000 without the prior approval of Home Federal and we must maintain at least $10,000,000 of working capital after the earlier of May 1, 2009 or the date that a Completion Certificate stating that the Project is completed. We will also be prohibited from making distributions in excess of 40% of our net income for the immediately preceding fiscal year. On the earlier of May 1, 2009 or the date that a Completion Certificate stating that the Project is completed, we must have a tangible net worth of not less than $87,000,000, and this amount gradually increases to $105,000,000 in 2012 and years thereafter. We must maintain a debt coverage ratio of not less than 1.25 to 1.00, which will be initially determined 12 months after the completion date and each year thereafter. Further, we were required to establish a debt service account of $10,000,000 prior to funding and are required to replenish this account upon Home Federal’s demand.

Our failure to comply with the protective loan covenants or maintain the required financial ratios may cause acceleration of the outstanding principal balances on the loans and/or the imposition of fees, charges or penalties. Any acceleration of the debt financing or imposition of the significant fees, charges or penalties may restrict or limit our access to the capital resources necessary to continue plant construction or operations.

Upon an occurrence of an event of default or an event which will lead to our default, Home Federal may upon notice terminate its commitment to loan funds and declare the entire unpaid principal balance of the loans, plus accrued interest, immediately due and payable. Events of default include, but are not limited to, our failure to make payments when due, insolvency, any material adverse change in our financial condition or our breach of any of the covenants, representations or warranties we have given in connection with the transaction.

Item 1.01 Entry Into Material Definitive Agreements.

Coal to Fuel Gas Conversion Agreement between Homeland Energy Solutions, LLC and Homeland Gasification, LLC, a joint venture of Homeland Energy Solutions, LLC and Econo Power International Corporation

On December 3, 2007, we entered into a Coal to Fuel Gas Conversion Agreement with Homeland Gasification, LLC (Homeland Gas), an entity to be formed by Econo Power International Corporation (“EPIC”). We expect to be joint owners with EPIC of Homeland Gas. Pursuant to the agreement, Homeland Gas will construct a coal gasification facility that will utilize EPIC technology to convert coal to fuel gas to provide process energy for our ethanol plant. The agreement has an effective date of November 14, 2007, and the term will end on the last day of the 15th operating year of the facility, unless terminated earlier by the terms of the agreement. We will be responsible for providing the coal, which must meet certain specifications, to Homeland Gas and will bear the costs of transportation of the coal to the gasification facility. If we are unable to deliver sufficient quantities of coal or if any of the coal does not meet the specifications, we will be obligated to indemnify Homeland Gas for any loss, expense or other damage that Homeland Gas suffers as a result.

Homeland Gas will convert the coal to fuel gas and we will pay Homeland Gas for the fuel gas as follows: (1) for each month during start up, we will pay a Fuel Conversion Services Charge of $3.50 multiplied by the amount of fuel gas generated each month, measured in MMBTu’s; and (2) for each month during operations, we will pay a Fuel Conversion Services Charge in an amount equal to the lesser of (i) the delivered price of natural gas or (ii) an amount as calculated by a formula using $3.50 as a base and subject to escalation based on the US Producer Price Index-Finished Good without Foods and Energy.

Homeland Gas must meet a specified efficiency rate for the conversion of the fuel gas. If during any calendar quarter during operations of the facility, the actual efficiency rate is less than the prescribed rate, then Homeland Gas will discount any amount owed by us in an amount equal to the product of the additional Btu’s of Fuel consumed times the actual cost of such fuel during that calendar quarter. In addition, we will receive a credit for any amount of fuel gas that must be flared off during the start-up period due to any instability in the system during the initial phases of start-up.

We nor Homeland Gas will have any obligations under the Coal Conversion Agreement if various conditions precedent are not met. Among those conditions are the following: (1) the receipt of all of the necessary licenses, permits and other approvals required for the construction, operation and maintenance of the facility; (2) the execution of a financing document with a lender for the construction of the coal gasification facility; (3) the execution of a construction contract for the facility; (4) funding of Homeland Gas; (5) the execution of a coal supply contract and the construction of a coal hub; (6) execution of an ethanol plant construction contract; (7) approval of Homeland Energy’s rail design; and (8) approval of Homeland Energy’s Board of Directors. In the event that all of the foregoing conditions are not met by March 31, 2008, then either we or Homeland Gas may terminate the Coal Conversion Agreement upon 10 days written notice. However, we will be obligated to pay $10,000 to Homeland Gas for engineering and project development costs.

Upon an occurrence of default and the default is not cured in the specified time periods, the non-defaulting party may terminate this agreement by notifying the other party, and may assert any claims available to that party under the agreement or applicable law to recover actual damages. In addition, if the agreement is terminated by Homeland Gas as a result of a default by us, we will be required to pay Homeland Gas an early termination payment in an amount to be determined when the final facility costs are determined, and upon such payment, we will acquire the facility as is, with all faults and with no express or implied warranties. Occurrences of default include the following: (1) bankruptcy of Homeland Gas; (2) failure by either party to make a payment and such failure is not cured within 10 days or within 5 days following a determination upon dispute resolution that payment is due; (3) failure by either party to materially perform an obligation under the agreement and the failure is not cured within 30 days; or (4) the abandonment or formal shut-down of our ethanol plant.

Item 5.02 Appointment of Directors

Section 5.3(f) of our Operating Agreement provides that, commencing on a date within 30 days of financial closing, members who hold 5,000 or more membership units, all of which were purchased by such member in our initial public offering registered with the Securities and Exchange Commission, are entitled to appoint one director for each block of 5,000 units held, but no member is entitled to appoint more than two directors under this provision. Pursuant to this special right of appointment, the following individuals were appointed by members holding such right to our Board of Directors on December 3, 2007: Leslie Maureen Hansen, Edward M. Hatten and Steven J. Retterath.

Leslie Maureen Hansen was appointed by Golden Grain Energy, LLC and will serve at Golden Grain Energy, LLC’s pleasure for an indefinite term or until her earlier death, resignation or removal. Edward M. Hatten was appointed by Steven J. Retterath and will serve at Steven J. Retterath’s pleasure for an indefinite term or until his earlier death, resignation or removal. Steven J. Retterath also appointed himself and will serve an indefinite term or until his earlier death, resignation or removal. In the event that the number of units held by the appointing member falls below the threshold of 5,000 units, the term of that member’s appointed director shall terminate.

Item 7.01 Regulation FD Disclosure

We plan to issue a joint press release with Econo Power International (“EPIC”) regarding the execution of the Coal to Fuel Gas Conversion Agreement and our plans to be joint owners with EPIC of Homeland Gasification, LLC. The press release is attached hereto as Exhibit 99.1. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated December 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: December 6, 2007	/s/ Stephen Eastman
Stephen Eastman
President
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 6, 2007.